Exhibit 99.1
Martha Stewart Living Omnimedia Reports Fourth Quarter
and Full-Year 2008 Results
-Year Defined by MSLO’s New Partnerships, Acquisitions, and Diversification
-Company on Track to Seize New Opportunities in 2009 and Beyond
New York, New York – February 25, 2008 – Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the fourth quarter and for the year ended December 31, 2008. The company reported revenue for the fourth quarter and full year of $72.9 million and $284.3 million, respectively, as existing and newly acquired brands affirmed their resiliency in an increasingly challenging economic environment.
Charles Koppelman, Executive Chairman of the Board, said, “In 2008, anticipating the sunset of our Kmart business, we grew our brand portfolio with the addition of Chef Emeril Lagasse, made strategic investments in innovative digital platforms, broadened the availability and scope of our retail products, delivered compelling integrated marketing programs via our ‘omni’ platform, and began to expand our reach into international markets. The economic environment is challenging for everyone, but the diversity we have built into the business model coupled with the exceptional value proposition we offer lends us great support heading into 2009. We see many exciting opportunities before us and we will go after the best of those opportunities as we move forward.”
Fourth Quarter 2008 Summary
Revenues were $72.9 million in the fourth quarter of 2008, compared to $118.5 million in the fourth quarter of 2007. Kmart contractual minimums accounted for $1.2 million in the fourth quarter of 2008. Kmart contractual minimums and Blueprint accounted for $38.4 million in the fourth quarter of 2007. Excluding Kmart contractual minimums for both quarters and Blueprint for the fourth quarter of 2007, revenues were $71.7 million in the fourth quarter of 2008, compared to $80.1 million in the fourth quarter of 2007.
Merchandising performed well, witnessing contributions from our Martha Stewart Collection exclusively at Macy’s, Martha Stewart Crafts, Martha Stewart for 1-800-FLOWERS.COM and Emeril-branded product lines. The Internet segment demonstrated solid gains in advertising revenues and continued growth in audience metrics. Despite the challenging advertising market, Publishing continued to benefit from rate gains across all publications, and Broadcasting had continued success with product integrations and international licensing.
Addressing Merchandising performance, Robin Marino, President of Merchandising and Co-Chief Executive Officer, said, “Our merchandising performance in a weak consumer spending environment underscores the value and viability of our diverse product portfolio and brands. We look forward to continued product line expansions and new roll-outs in

2009, including our recently announced branded line of green home cleaning solutions with the Hain Celestial Group.”
Wenda Harris Millard, President of Media and Co-Chief Executive Officer, commented on the performance of the Company’s Media businesses, stating, “While the advertising market is extremely challenging, affecting the performance of our print publications in particular, our digital business continues to gain traction. Marketers are increasingly turning to us to create ‘omni’ or cross-platform marketing programs, which they recognize as a valuable strategy for reaching highly engaged audiences.”
Adjusted EBITDA for the fourth quarter of 2008 was $10.4 million, compared to $38.3 million in the prior-year period. Adjusted EBITDA for the quarter benefited from cost-saving measures, including compensation-related savings. The 2008 period reflected the anticipated reduction of minimum payments under the Kmart contract. Contributions to Adjusted EBITDA from the Kmart minimum were $ 1.2 million in the 2008 period and $36.5 million in the 2007 period.
Operating loss for the fourth quarter of 2008 was $(4.5) million, compared to operating income of $33.0 million for the fourth quarter of 2007.
Net loss per share was $(0.15) for the fourth quarter of 2008, compared to net income per share of $0.63 for the fourth quarter of 2007. Net loss in the 2008 quarter was impacted by a non-cash intangible asset impairment charge of ($9.3) million related to the Publishing segment, which is a loss per share of ($.17). When excluding the impairment charge recorded in the fourth quarter, earnings per share was $0.02.
Full-Year 2008 Summary
Revenues were $284.3 million in 2008, compared to $327.9 million in 2007. Kmart contractual minimums accounted for $5.0 million in 2008. Kmart contractual minimums and Blueprint accounted for $46.5 million in 2007. When excluding Kmart contractual minimums and Blueprint in 2008 and 2007, revenues were $279.3 million for the full-year 2008 compared to $281.4 million for the full-year 2007.
Adjusted EBITDA for full-year 2008 was $15.0 million, compared to $34.4 million in the prior-year period. Comparisons for revenues, operating income and Adjusted EBITDA were affected by the issues described above, including the anticipated reduction of minimum payments under the Kmart contract and the closure of Blueprint.
Operating loss for the full-year 2008 was $(10.9) million, compared to operating income of $7.7 million for the full-year 2007.
Net loss per share from continuing operations was $(0.29) for the full year 2008, compared to net income per share of $0.20 for the full-year 2007. When excluding the impairment charge recorded in the fourth quarter, net loss per share was $(0.12).

Fourth Quarter 2008 Results by Segment
Publishing
Revenues in the fourth quarter of 2008 were $41.9 million, compared to $49.4 million in the prior year’s fourth quarter. Lower advertising pages and the absence of Blueprint were partially offset by advertising rate gains across all of the Company’s publications.
Adjusted EBITDA was $5.6 million in the fourth quarter of 2008, up from $0.1 million in the prior year’s quarter. The increase was primarily due to savings in staff costs and the elimination of expenses related to Blueprint.
Operating loss was $(4.5) million for the fourth quarter of 2008, compared to an operating loss of $(1.1) million in the fourth quarter of 2007. Included in the 2008 results is an intangible asset impairment charge of $(9.3) million.
Highlights
•	Ad rates witnessed ongoing strength in the quarter.

•	The quarter benefited from successful omnimedia marketing programs, including “My M&M’s,” which featured advertisements and content across all of the Company’s media platforms.

•	Martha Stewart’s Cooking School, the latest in the company’s 12-book publishing deal with Clarkson Potter, arrived in bookstores and quickly became a bestseller.
Internet
Revenues were $5.9 million in the fourth quarter of 2008, compared to $7.2 million in the fourth quarter of 2007. Flowers revenue was previously recorded in the Internet segment and is now recorded in the Merchandising segment. The fourth quarter 2007 included $1.6 million in revenues for marthastewartflowers.com. Excluding the flowers business, the increase in revenue for the quarter resulted from advertising revenue growth of 11%.
Adjusted EBITDA was $1.4 million in the fourth quarter of 2008, an improvement from $1.3 million in the fourth quarter of 2007.
Operating income was $0.9 million in the fourth quarter of 2008, compared with $0.7 million in the fourth quarter of 2007.
Highlights
•	Digital ad revenue for the quarter grew 11% year-over-year.

•	Page views increased 43% over the prior year’s quarter.

•	The digital weddings franchise registered strong gains in traffic; page views grew by 93% while unique users increased 24% in the quarter year over year, driven in part by the introduction of tools powered by WeddingWire, which the company invested in last year.
Broadcasting
Revenues in the fourth quarter of 2008 were $11.1 million, compared to $12.1 million in the fourth quarter of 2007 due to lower ad revenues.
Adjusted EBITDA was $1.3 million for the fourth quarter of 2008, up from $0.8 million in the prior year’s fourth quarter due to lower production and staffing expenses.
Operating loss was $(0.8) million for the fourth quarter of 2008, compared with operating income of $0.3 million in the fourth quarter of 2007.
Highlights
•	NBC Universal Domestic Television Distribution announced that The Martha Stewart Show was renewed for a fifth season in national syndication.

•	Discovery’s Planet Green network has renewed Emeril Green for a second season, which will begin in April 2009.
Merchandising
Revenues were $13.9 million for the fourth quarter of 2008, as compared to $49.8 million in the prior year’s fourth quarter. As anticipated, the 2008 fourth quarter results included a $35 million reduction in contractual minimum royalties from Kmart as compared to the prior year. Results this quarter included the Martha Stewart Collection exclusively at Macy’s, Martha Stewart Crafts, Martha Stewart for 1-800-FLOWERS.com and the Emeril business.
Adjusted EBITDA was $9.4 million for the fourth quarter of 2008, compared to $44.0 million in the prior year’s fourth quarter.
Operating income was $9.3 million for the fourth quarter of 2008, compared to $43.4 million in the fourth quarter of 2007.
Highlights
•	The company signed two licensing agreements for Emeril in the quarter: a coffee line with Timothy’s and a line of all-natural, organic, boxed mixes with Sof’ella Gourmet Natural Foods.

•	The top-selling categories for the Martha Stewart Collection at Macy’s this quarter included Cookware, Gadgets and Luxury Bedding.

•	Martha Stewart Crafts benefited from expanded distribution into Wal-Mart, improved performance at Michaels, and integrated marketing initiatives.
Corporate Expenses

Total Corporate expenses were $(9.4) million in the fourth quarter of 2008, compared to $(10.4) million in the prior year’s quarter. Adjusted EBITDA loss was $(7.3) million in the current period, compared to $(7.9) million in the prior-year period as careful expense management helped mitigate the impact of lower Kmart royalties.
Trends and Outlook
Allison Jacques, Controller and the Company’s principal financial officer, commented, “Our business segments performed relatively well in the fourth quarter against a deteriorating macro-economic backdrop. We also took actions during the year to reduce our overall corporate overhead structure, and streamlined creative and production operations across the company. With the outlook for 2009 being uncertain, we expect to remain disciplined and flexible with respect to operating expenses and capital allocation decisions. Fundamentally, our business remains healthy with a robust balance sheet, evidenced by $60 million in cash, cash equivalents and short-term investments.”
The Company will host a conference call with analysts and investors on February 25 at 11:00 a.m. ET that will be broadcast live over the Internet at www.marthastewart.com/ir.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses net income before interest, taxes, depreciation, amortization non-cash equity compensation and impairment charges (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period, and (v) non-cash impairment charges, which do not necessarily reflect current operating performance.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with whom we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Internet, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; further downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a further softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries.
Certain of these and other factors are discussed in more detail in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors”, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
CONTACT: Elizabeth Estroff, SVP, Corporate Communications, 1-212-827-8281, eestroff@marthastewart.com
Web site: http://www.marthastewart.com
http://www.marthastewart.com/ir

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended, December 31,
(unaudited, in thousands, except per share amounts)

	2008	2007
REVENUES

Publishing	$41,938	$49,416
Merchandising	13,935	49,807
Internet	5,889	7,206
Broadcasting	11,092	12,055

Total revenues	72,854	118,484

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	31,619	41,202
Selling and promotion	19,545	26,977
General and administrative	13,303	15,640
Depreciation and amortization	3,551	1,699
Impairment charge	9,349	—

Total operating costs and expenses	77,367	85,518

OPERATING (LOSS) / INCOME	(4,513)	32,966

OTHER (EXPENSE) / INCOME
Interest (expense) / income, net	(49)	450
Loss on equity securities	(1,456)	—
Loss in equity interest	(277)	—

Total other (expense) / income	(1,782)	450

(LOSS) / INCOME BEFORE INCOME TAXES	(6,295)	33,416

Income tax provision	(1,717)	(108)

NET (LOSS) / INCOME	$(8,012)	$33,308

(LOSS) / INCOME PER SHARE — BASIC AND DILUTED
Net (Loss) / Income	$(0.15)	$0.63

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	53,668	52,551
Diluted	53,668	52,650

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Twelve Months Ended December 31,
(unaudited, in thousands, except per share amounts)

	2008	2007
REVENUES

Publishing	$163,540	$183,727
Merchandising	57,866	84,711
Internet	15,576	19,189
Broadcasting	47,328	40,263

Total revenues	284,310	327,890

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	136,709	154,921
Selling and promotion	71,504	89,179
General and administrative	69,632	68,514
Depreciation and amortization	7,973	7,562
Impairment charge	9,349	—

Total operating costs and expenses	295,167	320,176

OPERATING (LOSS) / INCOME	(10,857)	7,714

OTHER (EXPENSE) / INCOME
Interest income, net	490	2,771
Other income	—	432
Loss on equity securities	(2,221)	—
Loss in equity interest	(763)	—

Total other (expense) / income	(2,494)	3,203

(LOSS) / INCOME BEFORE INCOME TAXES	(13,351)	10,917

Income tax provision	(2,314)	(628)

NET (LOSS) / INCOME	$(15,665)	$10,289

(LOSS) / INCOME PER SHARE — BASIC AND DILUTED
Net (Loss) / Income	$(0.29)	$0.20

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	53,360	52,449
Diluted	53,360	52,696

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,	December 31,
	2008	2007
	(unaudited)

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$50,204	$30,536
Short-term investments	9,915	26,745
Accounts receivable, net	52,500	94,195
Inventory	6,053	4,933
Deferred television production costs	4,076	5,316
Income taxes receivable	40	513
Other current assets	3,712	3,921

Total current assets	126,500	166,159

PROPERTY, PLANT AND EQUIPMENT, net	14,422	17,086
GOODWILL AND OTHER INTANGIBLE ASSETS, net	93,312	53,605
INVESTMENT IN EQUITY INTEREST, net	5,749	—
OTHER NONCURRENT ASSETS	21,302	18,417

Total assets	$261,285	$255,267

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$27,877	$27,425
Accrued payroll and related costs	7,525	13,863
Income taxes payable	142	1,246
Current portion of deferred subscription income	22,597	25,578
Current portion of other deferred revenue	7,582	5,598

Total current liabilities	65,723	73,710

DEFERRED SUBSCRIPTION REVENUE	6,874	9,577
OTHER DEFERRED REVENUE	13,334	14,482
LOAN PAYABLE	19,500	—
DEFERRED INCOME TAX LIABILITY	1,854	—
OTHER NONCURRENT LIABILITIES	3,005	1,969

Total liabilities	110,290	99,738

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 28,204 and 26,738 shares issued in 2008 and 2007, respectively	282	267
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,690 and 26,722 shares outstanding in 2008 and 2007, respectively	267	267
Capital in excess of par value	283,248	272,132
Accumulated deficit	(132,027)	(116,362)

	151,770	156,304

Less class A treasury stock — 59 shares at cost	(775)	(775)

Total shareholders’ equity	150,995	155,529

Total liabilities and shareholders’ equity	$261,285	$255,267

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended December 31,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating (loss)/income, a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization, non-cash equity compensation, and non-cash impairment charges are added back to operating (loss)/income.

	2008	2007

ADJUSTED EBITDA
Publishing	$5,585	$131
Merchandising	9,421	43,980
Internet	1,420	1,304
Broadcasting	1,286	781
Corporate Expenses	(7,349)	(7,853)

Adjusted EBITDA	10,363	38,343

NON-CASH EQUITY COMPENSATION

Publishing	641	887
Merchandising	141	464
Internet	57	252
Broadcasting	203	227
Corporate Expenses	934	1,848

Total Non-Cash Equity Compensation	1,976	3,678

DEPRECIATION AND AMORTIZATION

Publishing	93	303
Merchandising	18	90
Internet	435	394
Broadcasting	1,878	254
Corporate Expenses	1,127	658

Total Depreciation and Amortization	3,551	1,699

IMPAIRMENT ON PUBLISHING ASSETS	9,349	—

OPERATING (LOSS) / INCOME

Publishing	(4,498)	(1,059)
Merchandising	9,262	43,426
Internet	928	658
Broadcasting	(795)	300
Corporate Expenses	(9,410)	(10,359)

Total Operating (Loss) / Income	(4,513)	32,966

OTHER (EXPENSE) / INCOME

Interest (expense) / income, net	(49)	450
Loss on equity securities	(1,456)	—
Loss in equity interest	(277)	—

Total other (expense) / income	(1,782)	450

(LOSS) / INCOME BEFORE INCOME TAXES	(6,295)	33,416

Income tax provision	(1,717)	(108)

NET (LOSS) / INCOME	$(8,012)	$33,308

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Twelve Months Ended December 31,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating (loss)/income, a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization, non-cash equity compensation, and non-cash impairment charges are added back to operating (loss)/income.

	2008	2007

ADJUSTED EBITDA
Publishing	$19,007	$17,023
Merchandising	33,986	59,159
Internet	(2,829)	(4,394)
Broadcasting	6,165	1,548
Corporate Expenses	(41,338)	(38,942)

Adjusted EBITDA	14,991	34,394

NON-CASH EQUITY COMPENSATION

Publishing	2,855	4,297
Merchandising	1,038	1,555
Internet	230	501
Broadcasting	807	6,866
Corporate Expenses	3,596	5,899

Total Non-Cash Equity Compensation	8,526	19,118

DEPRECIATION AND AMORTIZATION

Publishing	379	1,188
Merchandising	90	375
Internet	1,737	1,242
Broadcasting	2,578	2,201
Corporate Expenses	3,189	2,556

Total Depreciation and Amortization	7,973	7,562

IMPAIRMENT ON PUBLISHING ASSETS	9,349	—

OPERATING (LOSS)/INCOME

Publishing	6,424	11,538
Merchandising	32,858	57,229
Internet	(4,796)	(6,137)
Broadcasting	2,780	(7,519)
Corporate Expenses	(48,123)	(47,397)

Total Operating (Loss) / Income	(10,857)	7,714

OTHER (EXPENSE)/INCOME

Interest income, net	490	2,771
Other income	—	432
Loss on equity securities	(2,221)	—
Loss in equity interest	(763)	—

Total Other (Expense) / Income	(2,494)	3,203

(LOSS) / INCOME BEFORE INCOME TAXES	(13,351)	10,917

Income tax provision	(2,314)	(628)

NET (LOSS) / INCOME	$(15,665)	$10,289